409A Amendment
to the
Pacific State Bank
Salary Continuation Agreement for
___________________

Pacific State Bank (“Company”) and __________________(“Executive”) originally entered into the Pacific State Bank Salary Continuation Agreement (“Agreement”) on September 30, 2003.  Pursuant to Article 7 of the Agreement, the Company and the Executive hereby adopt this 409A Amendment, effective January 1, 2005.

RECITALS

This Amendment is intended to bring the Agreement into compliance with the requirements of Internal Revenue Code Section 409A.  Accordingly, the intent of the parties hereto is that the Agreement shall be operated and interpreted consistent with the requirements of Section 409A.  Therefore, the following changes shall be made:

1.	Section 1.1, “Change of Control”, shall be deleted in its entirety and replaced with the following Section 1.1:

“Change in Control” shall mean a change in ownership or control of the Company as defined in Treasury Regulation §1.409A-3(i)(5) or any subsequently applicable Treasury Regulation.

2.	The following provision regarding “Separation from Service” distributions shall be added as a new subsection 14 under Article 1, as follows:

“Separation from Service”  Notwithstanding anything to the contrary in this Agreement, to the extent that any benefit under this Agreement is payable upon a “Termination of Employment,” “Termination of Service,” or other event involving the Executive’s cessation of services, such payment(s) shall not be made unless such event constitutes a “Separation from Service” as defined in Treasury Regulations Section 1.409A-1(h).

3.	Section 2.2.1, “Amount of Benefit”, shall be amended to delete the Vesting Schedule in its entirety and to replace it with the following:

Plan Year                                                      % Vested in Accrual Balance
1-10                                                      10% per year (100% maximum)

4.	Section 2.5.3, “Excess Parachute Payment”, shall be deleted in its entirety and intentionally left blank.

5.	A new Section 2.6 shall be added as follows:

Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, distributions under this Agreement may not commence earlier than six (6) months after the date of a Separation from Service (as described under the “Separation from Service” provision herein) if, pursuant to Internal Revenue Code Section 409A, the participant hereto is considered a “specified employee” (under Internal Revenue Code Section 416(i)) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.  In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service.  If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule.  If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

6.	A new Section 8.11 shall be added as follows:

Certain Accelerated Payments.  The Company may make any accelerated distribution permissible under Treasury Regulation 1.409A-3(j)(4) to the Executive of deferred amounts, provided that such distribution(s) meets the requirements of Section 1.409A-3(j)(4).

7.	A new Section 8.12 shall be added as follows:

Subsequent Changes to Time and Form of Payment.  The Company may permit a subsequent change to the time and form of benefit distributions.  Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement.  Any change will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan Administrator, subject to the following rules:

(1)	the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;
(2)
the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

(3)	in the case of a payment made at a specified time, the election must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

Therefore, the foregoing changes are agreed to.

_______________________________                                                                                     __________________________________
For the Company

Date___________________________                                                                                     Date______________________________